EXHIBIT 99.1

Cracker Barrel	POST OFFICE BOX 787
Old Country Store [logo]	LEBANON, TENNESSEE
37088-0787
NASDAQ : CBRL

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL FISCAL 2011 THIRD QUARTER
CONFERENCE CALL ON THE INTERNET

LEBANON, Tenn. – May 10, 2011 – Cracker Barrel Old Country Store, Inc. (“the “Company”) (Nasdaq: CBRL) will provide an on-line, real-time Webcast and rebroadcast of its third quarter earnings conference call on Tuesday, May 24, 2011, beginning at 2:00 p.m. Eastern Time. Company management will discuss financial results for the quarter ended April 29, 2011, and update its outlook for fiscal year 2011, which ends July 29, 2011.

The live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line in the News and Events section on the Company’s website at investor.crackerbarrel.com on May 24, 2011, beginning at 2:00 p.m. (Eastern Time).  An on-line replay will be available at 4:00 p.m. (Eastern Time) and continue through June 9, 2011.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 601 Cracker Barrel Old Country Store restaurants and gift shops located in 42 states.

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